Exhibit 99.1

10172 Linn Station Road Louisville, Kentucky 40223 (502) 426-4800
Contact: Gregory A. Wells, Executive Vice President and CFO	Date: June 13, 2006

FOR IMMEDIATE RELEASE

NTS Realty Holdings Limited Partnership Announces Second Quarter Distribution, Elects Executive Officers andAnnounces
Results of Its Annual Meeting

Louisville, KY (June 13, 2006) (AMEX: NLP) – NTS Realty Holdings Limited Partnership (the “Company”) announced today that the board of directors of its managing general partner, NTS Realty Capital, Inc., approved a quarterly distribution of $0.10 per unit on the Company’s limited partnership units. The distribution will be paid on July 14, 2006, to limited partners of record at the close of business on June 30, 2006. A spokesperson for the Company indicated that, “For tax purposes, the amount of the Company’s annual distribution may not exceed the Company’s net cash flow from operations. As a result, and consistent with the Company’s actions in 2005, the amount of the Company’s quarterly distributions during the first three quarters of 2006 may be adjusted to ensure continued compliance with these tax law requirements.” The spokesperson also indicated that, “The amount of any future distributions will be subject to the performance of the Company’s properties, its potential acquisitions, the need for cash reserves and other factors. In addition, the actual amount and timing of all future distributions must be approved by the managing general partner’s board of directors.”

The board of directors also elected the following executive officers of the Company’s managing general partner: Brian F. Lavin as President and Chief Executive Officer; Gregory A. Wells as Executive Vice President and Chief Financial Officer, and Bryan R. Russell as Executive Vice President.

The Company also announced the results of its annual meeting of limited partners, which was held on June 13, 2006, at the Holiday Inn Hurstbourne in Louisville, Kentucky. The Company’s limited partners elected the following individuals to serve on the board of directors of the Company’s managing general partner until the Company’s annual meeting in 2007 or their successors are duly elected and qualified: Mark D. Anderson, John Daly, John S. Lenihan, J.D. Nichols and Brian F. Lavin. The Company’s limited partners also ratified the selection of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2006.

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About NTS Realty Holdings Limited Partnership

The Company owns twenty-nine properties, comprised of nine multifamily properties, sixteen office buildings and business centers, three retail properties and one ground lease. The properties are located in and around Louisville and Lexington, Kentucky, Fort Lauderdale, Florida, Indianapolis, Indiana, Atlanta, Georgia, Richmond, Virginia and Nashville, Tennessee. The Company’s limited partnership units are listed on the American Stock Exchange under the trading symbol “NLP.”

Safe Harbor Under the Private Securities Litigation Reform Act of 1995

This press release contains forward looking statements that can be identified by the use of words like “expect,” “may,” “could,” “intend,” “project,” “estimate,” or “anticipate.” These forward looking statements, implicitly or explicitly, include assumptions underlying the statements and other information with respect to the Company’s beliefs, plans, objectives, goals, expectations, estimates, intentions, financial condition, results of operations, future performance and business, including its expectation of, and estimates with respect to, revenues, expenses, earnings, return of and on equity, return on assets, asset quality and other financial data and performance ratios. Although the Company believes that the expectations reflected in its forward looking statements are reasonable, these statements involve risks and uncertainties which are subject to change based on various important factors, some of which are beyond the Company’s control. Important factors that would cause actual results to differ materially from expectations are disclosed under “Risk Factors” and elsewhere in the Company’s registration statement on Form S-4, which became effective on October 27, 2004, and its annual report on Form 10-K for the year ended December 31, 2005.

If one or more of the factors affecting forward looking information and statements proves incorrect, the Company’s actual results of operations, financial condition or prospects could differ materially from those expressed in, or implied by, the forward looking information and statements contained in this press release.

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